Exhibit 99.2

CALIBER ANNOUNCES DATE OF THIRD QUARTER 2023
EARNINGS RELEASE

SCOTTSDALE, Ariz, October 26, 2023 – Caliber (the “Company” or “CaliberCos Inc.”) (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that it will release its third quarter 2023 financial results after the close of the market on Thursday, November 9, 2023. Management invites all interested parties to its webcast/conference call the same day at 5:00 pm ET to discuss the results.

Conference Call Information:

The conference call will be broadcast live on the Investor Relations section of Caliber’s website at https://ir.caliberco.com/.

Investors and interested parties can access the live earnings call by webcast or dial-in as follows:

Live webcast:

https://viavid.webcasts.com/starthere.jsp?ei=1638838&tp_key=fed07c1d47

Dial-in:

1-888-886-7786 (domestic) or 1-416-764-8658 (international) or by clicking on this Call me™ link to request a return call.

Additional details:

The news release and presentation materials will be available at https://ir.caliberco.com/ under "Events & Presentations." A replay of the call will be available on the website for 30 days. An archived replay will be available for 14 days via a webcast link located on the Investor Relations section of Caliber’s website, and by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international).

About CaliberCos Inc.

With more than $2.9 billion of managed assets, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: you can invest in Nasdaq-listed CaliberCos Inc. and/or you can invest directly in our Private Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Tamara Gonzalez, Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com